EXHIBIT 99.1

AVX Corporation Announces Restructuring Action

MYRTLE BEACH, S.C. -- (BUSINESS WIRE) -- December 12, 2003 -- AVX Corporation (NYSE: AVX) reported that it has announced the decision to close its ferrite factory in Taiwan. Approximately 100 people currently work in the Taiwan facility.

The implementation of the plant closure is expected to be completed during the next few months and related severance costs and asset impairment charges are estimated at between $5 and $6 million.

AVX, headquartered in Myrtle Beach, South Carolina, is a leading international manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avxcorp.com.

Certain statements contained above may be "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Risk factors relating to such statements are included from time to time in documents AVX Corporation files with the Securities and Exchange Commission, including but not limited to its Form 10-Ks, Form 10-Qs and Form 8-Ks. Actual events, results, and/or timing may differ from the projected, estimated, or described above.

CONTACT:	AVX Corporation, Myrtle Beach
Kurt Cummings, 843-946-0691
finance@avxus.com